UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):       December 14, 2004

INFOCUS CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 000-18908

Oregon	93-0932102
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

27700B SW Parkway Avenue, Wilsonville, Oregon	97070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 503-685-8888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFOCUS CORPORATION

FORM 8-K

INDEX

Item	Description

Item 8.01	Other Events

Item 9.01	Financial Statements and Exhibits

Signatures

Item 8.01  Other Events

On December 14, 2004, InFocus Corporation issued a press release announcing the creation of a 50-50 owned joint venture with TCL Corporation, a leading multimedia consumer electronic products company in China, and, through its joint venture with Thomson, the world’s largest manufacturer of televisions. The newly created joint venture, named South Mountain Technologies, was created for the development, manufacture and sale of front and rear-projection engines and projectors.  Each of the parties has committed to invest $10 million in the joint venture, for a total of $20 million, to be invested over the course of 2005.  Initially, each of the parties will expend up to $1.5 million to cover start up organizational expenses pending approval of the transaction by Chinese governmental authorities.  A copy of the press release is attached as Exhibit 99.1.

On December 14, 2004, InFocus Corporation issued a press release reaffirming its previous fourth quarter 2004 revenue and profit guidance and disclosing restructuring charges it expects in connection with streamlining of its operations in Norway.   A copy of the press release is attached as Exhibit 99.2.

Item 9.01  Financial Statements and Exhibits

(c) Exhibits

The following exhibits are attached hereto and this list is intended to constitute the exhibit index:

99.1               Press release dated December 14, 2004 announcing the creation of a 50-50 owned joint venture with TCL Corporation.

99.2               Press release dated December 14, 2004 reaffirming InFocus Corporation’s financial guidance for the fourth quarter of 2004 and disclosing expected restructuring charges.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 14, 2004	INFOCUS CORPORATION

	By:	/s/C. Kyle Ranson
C. Kyle Ranson
President and Chief Executive Officer
(Principal Executive Officer)

	By:	/s/Michael D. Yonker
Michael D. Yonker
Executive Vice President, Chief Financial Officer and Secretary
(Principal Financial Officer)